                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                  ______________________________

                            FORM 8-K/A
                           Amendment 1

                          CURRENT REPORT

                 Pursuant to Section 13 or 15(d)
              of the Securities Exchange Act of 1934


                 DATE OF REPORT:  MARCH 31, 1997
                (Date of earliest event reported)

                  ______________________________



                         MITY-LITE, INC.
      (Exact name of registrant as specified in its charter)


         UTAH                0-23898             87-0448892

   (State or other       (Commission file     (I.R.S. employer
   jurisdiction of           number)         identification no.)
   incorporation or
    organization)

                       1301 West 400 North
                        Orem, Utah  84057
             (Address of principal executive offices)


                          (801) 224-0589
       (Registrant's telephone number, including area code)


                  ______________________________

Item 2.  Acquisition or Disposition of Assets.


     A. The DO Group Minority Interest Acquisition. On March 31, 1997, Mity-Lite, Inc., a Utah corporation (the "Registrant") closed the transaction contemplated in the Contribution Agreement dated March 24, 1997 (the "Contribution Agreement") and certain other related transactions all of which are described in more detail below (collectively, the "Transaction"). In connection with the Transaction, the Registrant acquired 1,260.090 shares of common stock (the "Shares") of DO Group, Inc., a Delaware corporation ("DO Group") from certain shareholders of DO Group (the "Acquisition"). The Registrant's acquisition of the Shares represents 49.9% of DO Group's issued and outstanding capital stock. Registrant acquired the Shares from (i) Xaio, Inc., a Delaware corporation, (ii) Ellman Equities, Inc., an Arizona corporation, (iii) Key Equity Capital Corporation, an Ohio corporation, (iv) National City Capital Corporation, a Delaware corporation, and (v) Cardinal Development Capital Fund I, an Ohio corporation. The purchase price for the Shares consisted of cash in the aggregate amount of $750,000 and was determined through arms-length negotiations by and among the parties. Funds from the Company's general working capital were used to fund the purchase.

     B. Post Transaction Ownership and Related Transactions. Following the Acquisition, DO Group's issued and outstanding common stock is owned (i) 49.9% by the Registrant and (ii) 50.1% collectively by ChiCol Group, Inc., an Ohio corporation ("ChiCol") and Sican II Corp., a Delaware corporation ("Sican II"). ChiCol's issued and outstanding common stock (the "ChiCol Common Stock") is owned by three shareholders; David Kebrdle, Mary M. Kebrdle and Martha S. Federico (collectively, the "Majority Shareholders"). Sican II's issued and outstanding common stock (the "Sican II Common Stock") is owned by ChiCol and the Estate of Chester E. Dekko ("Dekko"). Other parties to the Contribution Agreement include; Dennis Kebrdle and Domenic Federico (collectively, the "DO Group Officers"); Sican Corp., a Delaware corporation ("Sican"), DO Group Holding, Inc., a Utah corporation ("Holding"), together with DO Group, ChiCol and Sican II, the "DO Group Parties"; and the Majority Shareholders, the DO Group Officers, the DO Group Parties and the Registrant are referred to hereinafter as the "Parties."

     The Registrant and the Majority Shareholders caused Holding to be formed for the purpose of holding (i) all of the ChiCol Common Stock contributed by the Majority Shareholders and (ii) the Sican II Common Stock contributed by Dekko (collectively, the "Majority Shares"). In exchange for the contribution, pursuant to the Contribution Agreement, of all of the Majority Shares to Holding by the Majority Shareholders, the Parties caused Holding to issue the Majority Shareholders all of the Class A common stock of Holding (the "Class A Common Stock"). Such Class A

Common Stock is, subject to certain conditions and restrictions and in accordance with Holding's Articles of Incorporation, convertible into 115,000 shares of restricted common stock of the Registrant (the "Mity-Lite Common Stock"). In exchange for the Registrant's agreement (i) to issue Mity-Lite Common Stock upon conversion of the Class A Common Stock; (ii) to provide up to $1,000,000 of term debt financing to Sican, a subsidiary of DO Group and (iii) to issue certain stock options to the DO Group Officers, the Parties caused Holding to issue to Registrant all of the authorized shares of Class B common stock of Holding (the "Class B Common Stock").

     If all the holders of the Class A Common Stock (the "Class A Holders") elect to convert the Class A Common Stock into the Mity-Lite Common Stock, the Registrant will own 100% of the
outstanding capital  stock of  Holding.   However, if  Registrant
exercises its rights under a certain Put Agreement dated March 24, 1997 requiring any or all of the DO Group Parties to acquire the Shares from Registrant, then the rights of the Class A Holders to convert their Class A Common Stock into Mity-Lite
Common  Stock will  terminate.   Holding owns  all of  the ChiCol
Common Stock, and owns all of the Sican II  Common Stock formerly
held by Dekko.   The remainder  of the Sican  II Common Stock  is
owned by ChiCol.  ChiCol and  Sican II, together own 50.1% of  DO
Group and the  Registrant owns the other  49.9% of DO Group.   DO
Group owns 100% of the capital stock of  Sican.   DO  Group is  a
holding company and its only asset is the capital stock of Sican. Accordingly, all financial statement and pro forma financial disclosures included herein represent the operations of Sican.

     Registrant, as part of the Transaction, provided term financing to Sican in the amount of $1,000,000 at 10.00% per annum, interest payable quarterly maturing on March 24, 2000, pursuant to a Term Loan Agreement and a Term Note (the "Loan"). Registrant funded the loan amount out of its general working capital.

     The foregoing description of the Acquisition and the related Transaction is qualified in its entirety by reference to the Contribution Agreement, the Stock Purchase Agreements and related documents, which are attached hereto as Exhibits 2.1 through 2.8, and are incorporated herein in their entirety by this reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)    Financial  Statements   of  Business  Acquired.

                  REPORT OF INDEPENDENT AUDITORS


Board of Directors and Shareholder
Sican Corp.
Elkhart, Indiana

We have audited the accompanying consolidated balance sheets of Sican Corp. as of December 31, 1996 and 1995 and the related consolidated statements of operations and accumulated deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sican Corp. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.




                                   Crowe, Chizek and Company LLP

Elkhart, Indiana
April 3, 1997

                                  SICAN CORP.
                          CONSOLIDATED BALANCE SHEETS
                           December 31, 1996 and 1995
                                                     1996                1995
                                            --------------      --------------
ASSETS
Current assets
  Cash                                        $     1,948          $   39,425
  Accounts receivable (after allowance for
    doubtful accounts: 1996-$372,536;
    1995-$358,024)                              2,138,320           4,641,511
  Inventories (Notes 3)                         1,993,690           3,731,835
  Refundable income taxes                          54,000             170,500
  Deferred tax asset                              550,000                   -
  Prepaid expenses                                 79,765             204,847
                                            --------------      --------------
    Total current assets                        4,817,723           8,788,118
Net property, plant and equipment (Note 4)      1,286,494           1,392,886
Other assets
  Receivables from related parties                102,479             104,269
  Assets held for sale (Note 2)                         -           6,235,918
  Deferred tax asset (Note 6)                   1,200,000           1,750,000
  Other assets                                      4,001              51,637
                                            --------------      --------------
                                                1,306,480           8,141,824
                                            --------------      --------------
                                              $ 7,410,697         $18,322,828
                                            ==============      ==============
LIABILITIES AND SHAREHOLDER'S DEFICIT
Current liabilities
  Checks written in excess of bank balance    $   391,571         $   444,794
  Notes payable (Note 5)                        3,258,482          11,522,910
  Payables to related parties                     102,500             102,500
  Accounts payable                              2,591,341           3,094,716
  Accrued salaries and commissions                131,754             361,726
  Accrued other taxes                             814,162           1,009,562
  Accrued interest                                      -             447,161
  Customer deposits                               104,043             185,959
  Accrued warranty                                460,000             651,261
  Other current liabilities                       410,402             172,140
                                            --------------      --------------
    Total current liabilities                   8,264,255          17,992,729
Other liabilities                                       -             703,915
Shareholder's deficit
  Common stock, no par value; 3,000 shares
    authorized and 1,850 shares issued and
    outstanding                                 3,000,600           3,000,600
  Additional paid-in capital                    1,317,093           1,317,093
  Accumulated deficit                          (5,171,251)         (4,691,509)
                                            --------------      --------------
                                                 (853,558)           (373,816)
                                            --------------      --------------
                                               $7,410,697         $18,322,828
                                            ==============      ==============

          See accompanying notes to consolidated financial statements.

                                  SICAN CORP.
         CONSOLIDATED STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
                     Years ended December 31, 1996 and 1995

                                                     1996                1995
                                            --------------      --------------
Sales                                         $14,235,487         $24,631,007
Cost of goods sold (Note 2)                    11,634,539          24,338,507
                                            --------------      --------------
Gross profit                                    2,600,948             292,500

Selling, general and administrative
  expenses                                      4,371,059           5,629,290
                                            --------------      --------------
Loss before other income (expense), income
  taxes and extraordinary item                 (1,770,111)         (5,336,790)
Interest expense                               (1,080,949)         (1,393,697)
Gain on divestiture of assets from wood
  office furniture operations (Note 2)            584,094                   -
                                            --------------      --------------
Loss before income taxes and extraordinary
  item                                         (2,266,966)         (6,730,487)
Provision for income taxes (Note 6)                (7,244)         (1,402,239)
                                            --------------      --------------
Loss before extraordinary item                 (2,259,722)         (5,328,248)
Extraordinary item-gain from debt
  restructuring (net of income tax
  of $0) (Note 2)                               1,779,980                   -
                                            --------------      --------------
Net loss                                         (479,742)         (5,328,248)
Retained earnings (accumulated deficit) at
  beginning of year                            (4,691,509)            636,739
                                            --------------      --------------
Accumulated deficit at end of year            $(5,171,251)        $(4,691,509)
                                            ==============      ==============



          See accompanying notes to consolidated financial statements.

                                  SICAN CORP.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     Years ended December 31, 1996 and 1995

                                                     1996                1995
                                            --------------      --------------
Cash flows from operating activities
  Net loss                                    $  (479,742)        $(5,328,248)
  Adjustments to reconcile net loss to
    net cash from operating activities
      Depreciation                                509,726             753,685
      Gain on divestiture of assets from
        wood office furniture operations         (584,094)                  -
      Extraordinary item-gain from debt
        restructuring                          (1,779,980)                  -
      Provision for losses on accounts
        receivable                              1,251,745             374,385
      Deferred income taxes                             -          (1,365,000)
      Changes in assets and liabilities
        Accounts receivable                     1,251,446             (95,917)
        Inventories                             1,738,145           4,512,890
        Refundable income taxes                   116,500             (29,000)
        Prepaid expenses                          125,082               4,819
        Other assets                               47,636              24,155
        Checks written in excess of bank balance  (53,223)            139,645
        Accounts payable                         (503,375)           (398,971)
        Accrued salaries and commissions         (229,972)            126,327
        Accrued other taxes                      (195,400)            614,978
        Other liabilities                        (331,902)          1,155,146
                                            --------------      --------------
          Net cash from operating activities      882,592             488,894
                                            --------------      --------------
Cash flows from investing activities
  Advance to related parties                        1,790             (19,290)
  Proceeds from divestiture of assets from wood
    office furniture operations                 2,997,481                   -
  Capital expenditures                            (30,804)            (54,673)
                                            --------------      --------------
    Net cash from investing activities          2,968,467             (73,963)
                                            --------------      --------------
Cash flows from financing activities
  Net borrowings (payments) on bank line of
    credit                                     (1,132,797)            131,279
  Principal payments on notes payable          (3,005,739)           (619,258)
  Borrowing on notes payable                      250,000                   -
  Advances from related parties                         -             102,500
                                            --------------      --------------
    Net cash from financing activities         (3,888,536)           (385,479)
                                            --------------      --------------
Net change in cash                                (37,477)             29,452
Cash at beginning of year                          39,425               9,973
                                            --------------      --------------
Cash at end of year                           $     1,948         $    39,425
                                            ==============      ==============


                                  (CONTINUED)

                                  SICAN CORP.
               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                     Years ended December 31, 1996 and 1995

                                                     1996                1995
                                            --------------      --------------

Supplemental disclosure of cash flow
  information
    Cash paid during the year for
      Interest                                $   693,991         $   949,624
      Income taxes                               (123,744)             (8,230)



Supplemental disclosure of non-cash investing and financing activities

During 1996, assets having a carrying value of $3,450,000 were transferred as settlement of $5,229,980 of nonrecourse loans.









          See accompanying notes to consolidated financial statements.

                                  SICAN CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     Years ended December 31, 1996 and 1995

NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

BASIS OF REPORTING: The financial statements for the years ended December 31, 1996 and 1995 include the accounts of Sican Corp. and its wholly-owned subsidiaries, Prospect Street Company, Inc. and Kivett Drive Company, Inc.
The subsidiaries leased manufacturing and office facilities for the wood office furniture operations to Sican Corp. until 1996 when these facilities were divested. All significant intercompany accounts and transactions have been eliminated in these financial statements.

Sican Corp. is a wholly-owned subsidiary of DO Group, Inc., a holding company. These financial statements reflect only the activities of Sican Corp. and its wholly-owned subsidiaries and does not reflect the activities of DO Group, Inc. In March 1997, Mity-Lite, Inc. purchased a 49% interest in DO Group, Inc.

OPERATIONS: Sican Corp. primarily designs and manufactures office modular systems, wood office furniture and seating products. The Company sells to dealers, commercial businesses and governmental agencies throughout the country. As discussed in Note 2, the Company divested its wood office furniture operations in 1996.

At December 31, 1996 and 1995, one customer accounted for 24% and 14% of the Company's total accounts receivable. The Company derived 47% of 1996 sales from three customers and 14% of 1995 sales from one customer. Although management does not expect these customers to discontinue or reduce substantially their business with the Company, the loss of these customers or a significant decrease in the volume of business would have a significant impact on the Company's operations.

REVENUE RECOGNITION:  Revenue is recognized upon shipment of product.

ALLOWANCE FOR DOUBTFUL ACCOUNTS: The Company establishes an allowance for doubtful accounts based upon estimates regarding collectibility of outstanding accounts receivable including historical collection trends.

INVENTORIES: Inventories are valued at the lower of cost (first-in, first-out method) or market.

PROPERTY, PLANT AND EQUIPMENT AND DEPRECIATION: Assets are recorded at cost. Depreciation is provided using both accelerated and straight-line methods over the estimated useful lives of the various assets.

ACCOUNTING FOR INCOME TAXES: The Company records income tax expense based on the amount of taxes due on its tax return plus deferred taxes computed based on the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, using enacted tax rates. The Company is a member of a consolidated group and will be included in a consolidated tax return. Income tax expense is allocated to the Company based on its proportionate share of taxable income.

WARRANTY RESERVES: The Company establishes a reserve for warranty costs based upon estimates regarding anticipated warranty expenses related to products sold which includes analysis of historical warranty expense trends.

ESTIMATES: Management must make estimates and assumptions in preparing financial statements that affect the amounts reported therein and the disclosures provided. These estimates and assumptions may change in the future and actual results could differ. Estimates which are particularly susceptible to change in the near term are the reserves for accounts receivable, inventory, and deferred tax assets and accrued warranty.


NOTE 2 - DIVESTITURE AND RESTRUCTURING

In the fourth quarter of 1995, Management decided to divest its wood office furniture manufacturing operations. This operation had generated significant losses since its acquisition in 1993. Assets associated with the decision were classified as assets held for sale on the December 31, 1995 balance sheet. The divestiture was completed in 1996 and resulted in the following gains:

                                                                Extraordinary
                                              Operating           gain from
                                            gain (loss) on           debt
                                        divestiture of assets   restructuring
                                        ---------------------  ---------------

   Machinery and equipment                    $1,243,456           $        -
   Rough mill facility and veneer facility      (890,865)           1,401,566
   Main office and manufacturing facility        231,503              378,414
                                             ------------         ------------
                                              $  584,094           $1,779,980
                                             ============         ============

The operating gain (loss) on divestiture of assets consists of the difference between the fair value of the assets divested of $6,447,482 and their net book value of $5,863,388.

In 1996, the Company recorded an extraordinary gain of $1,779,980 as a result of settling the debt financed with nonrecourse loans. The extraordinary gain consists of the excess of the debt carrying amount of $5,229,980 on two facilities of Kivett Drive Company, Inc. and Prospect Street Company, Inc. over the fair market values of $3,450,000.

In addition to the divestiture of its wood office furniture manufacturing operations, management has taken steps to reduce the Company's future overhead and operating costs and provide for future financing needs. Management believes that these actions will return the Company to profitability and provide the necessary cash flow to meet its working capital requirements.

NOTE 3 - INVENTORIES

Inventories at December 31, 1996 and 1995 consist of the following:

                                                     1996           1995
                                                     ----           ----
     Raw material                                 $1,669,706     $1,640,243
     Work-in-process                                 237,172        263,163
     Finished goods                                   86,812        125,083
     Wood office furniture inventories                     -      1,703,346
                                                 ------------   ------------
                                                  $1,993,690     $3,731,835
                                                 ============   ============


NOTE 4 - PROPERTY, PLANT AND EQUIPMENT

Net property, plant and equipment at December 31, 1996 and 1995 consists of the following:

                                                     1996           1995
                                                     ----           ----
     Land                                         $   40,000     $   40,000
     Buildings                                     1,523,899      1,523,899
     Tools, dies and molds                           391,031        388,906
     Machinery and equipment                         743,917        731,495
     Furniture and fixtures                          328,111        317,202
     Vehicles                                         76,912         88,721
                                                 ------------   ------------
                                                   3,103,870      3,090,223
     Accumulated depreciation                      1,817,376      1,697,337
                                                 ------------   ------------
                                                  $1,286,494     $1,392,886
                                                 ============   ============


NOTE 5 - BORROWING ARRANGEMENTS

Notes payable at December 31, 1996 and 1995 consists of the following:

                                                     1996           1995
                                                     ----           ----
  2.5% over prime revolving loan agreement with a
  bank; interest due monthly; the agreement is
  secured by accounts receivable, inventory,
  equipment, assignment of life insurance proceeds
  of $1,000,000 each for policies covering three
  officers, general intangibles and is personally
  guaranteed by three officers of the Company for
  up to $1,000,000 each.                          $3,008,482     $4,141,279

  Noninterest bearing note payable to a related
  party; due December 31, 1996.  The loan was
  repaid in March 1997.                              250,000              -

                                  (CONTINUED)

                                                     1996           1995
                                                     ----           ----
  2% over prime term loan with a bank, dated
  December 9, 1993; interest due monthly;
  principal due in quarterly installments
  of $100,000 beginning March 1994 with the
  remaining principal due December 1996;
  secured by accounts receivable, inventory,
  equipment, assignment of life insurance
  proceeds of $1,000,000 each for policies
  covering three officers, general intangibles
  and is personally guaranteed by three officers
  of the Company for up to $1,000,000 each (paid
  in full in 1996)                                $        -     $1,400,000

  2% over prime term loan with a bank, dated
  December 16, 1994; interest due monthly;
  principal due in monthly installments of $12,500
  beginning January 1995 with remaining principal
  due December 1996; secured by accounts receivable,
  inventory, equipment, assignment of life insurance
  proceeds of $1,000,000 each for policies covering
  three officers, general intangibles and is secured
  by certain real estate in Marked Tree, Arkansas
  (paid in full in 1996)                                   -      1,362,500

  1.5% over prime promissory note with a bank, dated
  April 2, 1993; interest and principal due in
  monthly installments of approximately $16,000 from
  May 1, 1995 through April 1, 1998; remaining
  principal balance is due April 2, 1998; secured by
  certain real estate on Kivett Drive in High Point,
  North Carolina (Satisfied in full in 1996 by
  returning the secured real estate to a bank under
  the nonrecourse loan agreement) (see Note 2)             -      1,989,979

  1.5% over prime promissory note with a bank dated
  April 2, 1993; interest and principal due in
  monthly installments of approximately $19,100
  from May 1, 1995 through April 1, 1998;
  remaining principal balance is due April 2,
  1998; secured by certain real estate on Prospect
  Street in High Point, North Carolina (see Note 2)        -      2,405,913

  1.5% over prime promissory note with a bank,
  dated February 1994; interest due monthly;
  principal due in monthly installments of $2,083
  with remaining principal due February 1997;
  secured by certain real estate in High Point,
  North Carolina (see Note 2)                              -        223,239
                                                 ------------   ------------
                                                  $3,258,482    $11,522,910
                                                 ============   ============
                                  (CONTINUED)

The promissory notes of December 31, 1995 were subject to restrictive debt covenants including payment terms, various financial ratios and reporting requirements. At December 31, 1995, the Company was not in compliance with certain covenants, therefore, the promissory notes are classified as current.

A related party provided a $1,000,000 loan to Sican Corp. on March 31, 1997. Also on March 31, 1997, the Company obtained a demand revolving line of credit with a new bank. The line of credit debt to the old bank was paid off. The new agreements will provide up to $6,000,000 in total borrowings, subject to borrowing base formulas.


NOTE 6 - PROVISION FOR INCOME TAXES

The provision for income taxes for 1996 and 1995 consists of the following:

                                                     1996           1995
                                                     ----           ----
     Federal income tax                           $  (23,744)   $   (63,588)
     State income tax                                 16,500         26,349
     Deferred income taxes                                 -     (1,365,000)
                                                 ------------   ------------
                                                  $   (7,244)   $(1,402,239)
                                                 ============   ============

The deferred income tax expense and the income tax expense that was allocated to the extraordinary gain from debt restructuring in 1996 was entirely offset by the change in the valuation allowance. The valuation allowance began in 1995 for $967,000 and increased by $123,000 in 1996.

The reconciliation of the statutory federal tax rate and the rate of the provision for income taxes before the extraordinary gain is as follows:

                                                     1996           1995
                                                     ----           ----
     Federal statutory rate                         (34.0)%        (34.0)%
     State income taxes, net of federal
       tax benefit                                   (5.0)          (5.0)
     Valuation allowance                             35.7           14.4
     Other                                            3.3            3.8
                                                 ------------   ------------
                                                        -%         (20.8)%
                                                 ============   ============

Significant components of the Company's deferred tax assets and liabilities at December 31, 1996 and 1995 are summarized as follows:

                                  (CONTINUED)

                                                     1996           1995
                                                     ----           ----
     Deferred tax assets
       Allowance for doubtful accounts            $  145,000     $  140,000
       Inventories                                   508,000      1,778,000
       Warranty reserve                              140,000        275,000
       Other                                         152,000        219,000
       Net operating loss carryforward             1,995,000        618,000
                                                 ------------   ------------
         Gross deferred tax assets                 2,940,000      3,030,000
         Less valuation allowance                 (1,090,000)      (967,000)

     Deferred tax liability
       Accumulated depreciation                     (100,000)      (313,000)
                                                 ------------   ------------
       Net deferred tax asset                     $1,750,000     $1,750,000
                                                 ============   ============

The Company, at December 31, 1996 and 1995, has assessed its past earnings history and trends, sales backlog, budgeted sales, and expiration dates of carryforwards and has determined that it is more likely than not that $1,750,000 of the deferred tax assets will be realized and has provided a valuation allowance on amounts in excess of this. The Company will continue to review this valuation allowance on a quarterly basis and make adjustments as appropriate.

At December 31, 1996, the Company has a tax net operating loss carryforward of approximately $5,120,000 for federal income tax purposes. Such carryforwards, which may provide future tax benefits, expire as follows: $1,585,000 in 2010 and $3,535,000 in 2011. Future changes in ownership, as defined by Section 382 of the Internal Revenue Code, could limit the amount of net operating loss utilized in any one year.


NOTE 7 - LEASE COMMITMENTS

The Company had a lease for facilities in Elkhart, Indiana with a related party through March 31, 2001 that was canceled on April 1, 1997. The Company entered into a five year lease on April 1, 1997 with the related party for monthly payments of $11,800. In addition, the Company is obligated to pay utilities, insurance, property taxes and maintenance costs on the facility. The future annual rental for these facilities is $141,600 for a total of $743,400 through April 1, 2002.

The Company rents delivery vehicles on an as needed basis.

Rental expense for the years ended December 31, 1996 and 1995 was approximately $300,000 and $260,000, respectively.

NOTE 8 - EMPLOYEE BENEFIT PLANS

In 1996, the Company terminated the qualified savings and retirement 401(k) plan covering substantially all employees. No contributions were authorized by the Board of Directors for the year ended December 31, 1995.

Substantially all of the Arkansas union shop employees are covered under a multi-employer pension plan agreement. The contribution rate currently in effect is 22.5 cents for each hour compensated. Total pension expense for the years ended December 31, 1996 and 1995 was $25,484 and $19,005, respectively.

(b)   Pro Forma Financial Information.

UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed financial statements are based upon the historical financial statements of Mity-Lite and Sican Corp., and should be read in conjunction with those historical financial statements as they appear elsewhere. The unaudited pro forma condensed statements of operations for the year ended March 31, 1997 present the pro forma results of operations of Mity-Lite as if the Sican Corp. (DO Group) acquisition had been consummated as of April 1, 1996. The unaudited pro forma condensed balance sheet presents the pro forma financial position of Mity-Lite as of March 31, 1997. The pro forma condensed financial statements of Mity-Lite and Sican Corp. have been prepared assuming Mity-Lite utilized the "equity" method of accounting.

     The unaudited pro forma condensed financial statements have been included as required by the rules of the SEC and are provided for illustrative purposes only. Such statements do not purport to be indicative of the results which would actually have been obtained if the acquisitions had been effected on the dates indicated, nor are they indicative of the results of future operations.

                             MITY-LITE, INC. AND
                                 SICAN CORP.

            UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
                       FOR THE YEAR ENDED MARCH 31, 1997

                                                                  Pro Forma
                                                                  Mity-Lite,
                                                                   Inc. and
                                  Mity-Lite,                        Sican
                                     Inc.        Adjustments       Corp.(1)
                                 -----------     -----------     -----------
Net Sales                        $18,680,000                     $18,680,000
Cost of products sold             10,921,000                      10,921,000
                                 -----------     -----------     -----------
Gross profit                       7,759,000                       7,759,000
Expenses:
  Selling                          2,969,000                       2,969,000
  General and administrative         865,000                         865,000
  Research and development           375,000                         375,000
                                 -----------     -----------     -----------
    Total expenses                 4,209,000                       4,209,000
                                 -----------     -----------     -----------
Income from operations             3,550,000                       3,550,000
                                 -----------     -----------     -----------
Other income (expense):
  Interest expense                    (2,000)                         (2,000)
  Interest income                    360,000                         360,000
  Equity in losses of affiliate                  ($1,127,000)(2)
                                                    (141,000)(3)  (1,268,000)
  Other                              (19,000)                        (19,000)
                                 -----------     -----------     -----------
      Total other income (expense)   339,000      (1,268,000)       (929,000)
                                 -----------     -----------     -----------
Income before provision for
  income taxes                     3,889,000                       2,621,000
Provision for income taxes         1,404,000        (458,000)(4)     946,000
                                 -----------     -----------     -----------
Income before extraordinary item   2,485,000        (458,000)      1,675,000
Equity in extraordinary item
  of affiliate, net of deferred
  taxes of $321,000                    --            567,000 (5)     568,000
                                 -----------     -----------     -----------
Net income                        $2,485,000       ($243,000)     $2,243,000
                                 ===========     ===========     ===========

Net income per share                  $0.758         ($0.074)        $0.684
                                 ===========     ===========     ===========

Weighted average number of common
  and common equivalent shares     3,279,335                       3,279,335
                                 ===========     ===========     ===========

                             MITY-LITE, INC. AND
                                 SICAN CORP.

                 UNAUDITED PRO FORMA CONDENSED BALANCE SHEETS
                             AS OF MARCH 31, 1997

                                                                Pro Forma
                                                                Mity-Lite,
                                                                 Inc. and
                                  Mity-Lite,                      Sican
                                     Inc.       Adjustments(6)   Corp.(1)
                                 -----------    -----------    -----------
ASSETS

Current assets:
  Cash and cash equivalents      $ 7,646,000                   $ 7,646,000
  Accounts receivable              2,196,000                     2,196,000
  Inventories                        700,000                       700,000
  Deferred income taxes              129,000                       129,000
  Other current assets                88,000                        88,000
                                 -----------    -----------    -----------
    Total current assets          10,759,000                    10,759,000
                                 -----------    -----------    -----------
Property and equipment, net        1,629,000                     1,629,000
Investment in and note
  receivable from affiliate        1,862,000                     1,862,000
Other assets                           1,000                         1,000
                                 -----------    -----------    -----------
TOTAL ASSETS                     $14,251,000                   $14,251,000
                                 ===========    ===========    ===========

LIABILITIES AND STOCKHOLDERS EQUITY

Current liabilities:
  Accounts payable               $   833,000                   $   833,000
  Accrued expenses                   485,000                       485,000
                                 -----------    -----------    -----------
    Total current liabilities      1,318,000                     1,318,000
                                 -----------    -----------    -----------
Stockholders' equity:
  Common stock                        32,000                        32,000
  Additional paid-in capital       6,952,000                     6,952,000
  Retained earnings                5,949,000                     5,949,000
                                 -----------    -----------    -----------
    Total stockholders' equity    12,933,000                    12,933,000
                                 -----------    -----------    -----------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY           $14,251,000                   $14,251,000
                                 ===========    ===========    ===========

NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

(1) The Sican Corp. (DO Group) investment was consummated effective March 31, 1997. Pro forma income statement information is included for the year ended March 31, 1997 as if the acquisition was consummated on April 1, 1996. These pro forma financial statements reflect the necessary adjustments as if Mity-Lite commenced utilizing the equity method of accounting on April 1, 1996. The information for the unaudited pro forma condensed statements of operations includes Mity-Lite's results of operations for the year ended March 31, 1997, and Sican Corp.'s results of operations for the year ended December 31, 1996.

(2) Represents Mity-Lite's proportionate 49.9 percent interest in Sican Corp.'s loss before extraordinary item.

(3) Represents amortization of amounts related to the difference between Mity-Lite's investment cost and its share of the underlying equity in Sican Corp.'s net assets. The total difference, estimated at $1,270,000, will be amortized on a straight-line bases over a 1- to 30-year period.

(4) Represents the incremental change in the entity's income tax provision as a result of applying the estimated tax rate of 36.1 percent to the pretax adjustments.

(5) Represents Mity-Lite's proportionate 49.9 percent interest in Sican Corp.'s extraordinary item-gain from debt restructuring of $888,000, net of deferred taxes of $321,000.

(6) According to SEC guidelines, pro forma adjustments related to the pro forma condensed balance sheet should be computed assuming the transaction was consummated at the end of the most recent period for which a balance sheet has been presented. Since the transaction occurred on March 31, 1997, the balance sheet as of March 31, 1997 filed on Form 10-KSB includes adjustments directly attributable to the transaction. Therefore, no pro forma adjustments are deemed necessary since the transaction has been fully reflected.




(c)  Exhibits.   See Index to Exhibits incorporated herein in its
entirety by this reference.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              MITY-LITE, INC.
                              (Registrant)



                              By:  /s/ Bradley T Nielson
                                   ----------------------
                                   Bradley T Nielson
Date: June 12, 1997           Its: Chief Financial Officer

                        INDEX TO EXHIBITS


2.1* Contribution Agreement dated as of March 24, 1997 by and among Estate of Chester E. Dekko, David Kebrdle, Dennis and Mary M. Kebrdle, Domenic and Martha S. Federico, ChiCol Group, Inc., DO Group, Inc., Sican Corp., Sican II Corp., DO Group Holding, Inc. and Mity-Lite, Inc.

2.2*  Stock Purchase Agreement dated as of March 13, 1997 between
      Mity-Lite, Inc. and Xaio, Inc.

2.3*  Stock Purchase Agreement dated as of March 13, 1997 between
      Mity-Lite, Inc. and Ellman Equities, Inc.

2.4*  Stock Purchase Agreement dated as of March 13, 1997 between
      Mity-Lite, Inc. and Key Equity Capital Corporation.

2.5*  Stock Purchase Agreement dated as of March 13, 1997 between
      Mity-Lite, Inc. and National City Capital Corporation.

2.6*  Stock Purchase Agreement dated as of March 13, 1997 between
      Mity-Lite, Inc. and Cardinal Development Capital Fund I.

2.7*  Term  Loan Agreement  dated as  of  March 24,  1997 between
      Mity-Lite, Inc. and Sican Corp.

2.8*  Put Agreement  dated as March  24, 1997 by  and among Mity-
      Lite,  Inc.  and  Dennis  Kebrdle,  David Kebrdle,  Domenic
      Federico, ChiCol Group, Inc., Sican II Corp., and DO Group,
      Inc.

23   Consent of Crowe, Chizek and Company LLP


* Exhibit previously filed on the Form 8-K dated March 31, 1997.